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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the

                            Securities Act of 1934



Date of Report (Date of earliest event reported):  November 19, 1998


                             BOSTON CHICKEN, INC.
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            (Exact name of registrant as specified in this charter)


Delaware                          0-22802                             36-3904053
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(State or other            (Commission File No.)                  (IRS Employer
jurisdiction of                                              Identification No.)
incorporation)


     14123 Denver West Parkway, P.O. Box 4086, Golden, Colorado 80401-4086
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                   (Address of principal executive offices)


                                (303) 278-9500
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             (Registrant's telephone number, including area code)


                                Not applicable
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         (Former name or former address, if changes since last report)
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Item 5.   Other Events.


        On November 19, 1998, the Company participated in a Nasdaq Stock Market, Inc. ("Nasdaq") hearing, which the Company believed, based on correspondence from Nasdaq to the Company, had been scheduled for the purpose of discussing with Nasdaq the Company's non-compliance with Nasdaq's requirements for maintaining continued listing of the Company's common stock on the Nasdaq National Market. However, at the hearing, the hearing panel informed the Company that the panel also expected to review the advisability of continued listing of the Company's three issues of convertible subordinated debt securities currently listed and trading on the Nasdaq SmallCap Market. After discussion, the members of the hearing panel acknowledged that the Company's interpretation of the scope of the hearing was justified. Consequently, the hearing panel and the Company agreed to postpone the hearing until December 2, 1998, at which time the hearing panel will review the appropriateness of continued listing of the Company's common stock on the Nasdaq National Market and the continued listing on the Nasdaq SmallCap Market of the Company's convertible subordinated debt securities, which are the Company's 4 1/2% convertible subordinated debentures due 2004, the Company's Liquid Yield Option Notes due 2015 and the Company's 7 3/4% convertible subordinated debentures due 2004.

        There can be no assurance that the hearing will result in continued listing of the Company's common stock and convertible subordinated debt securities on Nasdaq. Delisting of the Company's securities from Nasdaq could have a material adverse effect on the market price of, and the efficiency of the trading market for, the Company's securities.
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                                   SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:    November 20, 1998


                                BOSTON CHICKEN, INC.

                                By:/s/Lawrence E. White
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                                          Lawrence E. White
                            Executive Vice President and Chief Financial Officer
                                    (Principal Financial Officer)